Exhibit 99.1

Quoin Pharmaceuticals Provides Corporate Update and Announces First Quarter 2025 Financial Results

May 13, 2025

Continued Progress in Ongoing Late-Stage Netherton Syndrome Studies

Announced Positive Clinical Data for Adult and Pediatric Netherton Patients

Provided Clear Visual Evidence of QRX003 Mechanism of Action

Patent Portfolio Expanded to Support Pipeline Growth

Launch of NETHERTON NOW Advocacy Initiative

ASHBURN, Va., May 13, 2025 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a late clinical- stage, specialty pharmaceutical company focused on developing and commercializing novel treatments for rare and orphan diseases, today provides a business update and announces financial results for the quarter ended March 31, 2025.

Quoin CEO Dr. Michael Myers said, “The first quarter of 2025 has seen continued momentum across all aspects of our business. We reported compelling data from multiple QRX003 studies in Netherton Syndrome, including clear visual evidence of almost complete skin healing and reduction or, in some cases, the elimination of pruritus allowing the patient to experience zero nightly sleep disturbance for the first time in their life. Whole-body treatment with QRX003 has also enabled the pediatric patient to discontinue previously required medications including antibiotics, antihistamines, antivirals and glucocorticoids. We also announced positive data from our open-label study that demonstrated clear visual evidence of almost complete skin healing compared to baseline. Importantly, we also reported that a full and rapid reversal of all clinical benefits from QRX003 treatment occurs following discontinuation of treatment. This result provides clear support that QRX003 acts as a broad-spectrum serine protease inhibitor targeting the skin kallikreins and performs the function of the missing LEKTI protein by restoring the natural balance of skin replenishment and skin shedding. Alongside this clinical progress, we expanded our patent portfolio with new filings covering novel formulations targeting several rare skin diseases, including our new development programs for microcystic lymphatic malformations, venous malformations and angiofibromas. We also launched NETHERTON NOW, our multi-faceted awareness initiative to support and engage with the Netherton community, advocacy groups, treating physicians, and policy and lawmakers. In short, this has been a busy but highly productive start to 2025, and we are very excited by our continued progress and remain focused on delivering the first approved treatment for this devastating disease”

Q1 2025 Corporate Highlights

Over the past three months, Quoin achieved a number of significant corporate milestones and highlights:

Jan. 6, 2025

Quoin announced 12-week data from the first adult subject dosed twice daily with QRX003 in the open-label study, showing improvement across all endpoints and sustained benefit with no safety concerns.

Jan. 14, 2025

Interim results from the pediatric Investigator Study showed the subject improved from “Severe” to “Mild” on the Investigator’s Global Assessment (IGA) after six weeks of treatment, prompting a transition to whole-body dosing.

Jan. 23, 2025

Post-treatment follow-up data showed complete reversal of clinical gains four weeks after QRX003 was discontinued, supporting the need for chronic treatment and affirming the drug’s mechanism of action.

Feb. 4, 2025

Quoin launched its NETHERTON NOW awareness campaign, including a stand-alone website and patient-focused media hub to raise visibility around NS and support the community.

Feb. 27, 2025

Groundbreaking results from the first pediatric subject to receive whole-body QRX003 dosing revealed rapid and profound clinical benefit within two weeks, including the elimination of pruritus and discontinuation of prior medications.

March 4, 2025

U.S. and international patents were filed for topical rapamycin formulations targeting a number of rare skin diseases.

March 25, 2025

Quoin filed a new U.S. patent application for novel formulations of QRX003 and related compounds, potentially extending IP protection through 2045 across multiple rare disease indications.

Financial Highlights

Cash Position:

Quoin had approximately $11.6 million in cash, cash equivalents, and marketable securities as of March 31, 2025. The Company believes this capital will support operations into the first quarter of 2026.

Net Loss:

For the quarter ended March 31, 2025, Quoin reported a net loss of approximately $3.8 million, compared to a net loss of approximately $2.3 million for the same period in 2024.

Looking Ahead

Quoin continues to advance its active clinical studies of QRX003 in NS, with additional pediatric and adult sites preparing to launch internationally. A newly FDA-cleared study, led by Dr. Amy Paller at Northwestern University, will evaluate whole-body application of QRX003 in up to eight to twelve patients. Designed to simulate real-world use of QRX003 once approved, this study will generate what will potentially be the most extensive clinical data set ever compiled for Netherton Syndrome.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a late clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, SAM Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibroma and others. For more information, visit www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances, such as “expect,” “intend,” “hope,” “plan,” “potential,” “anticipate,” “look forward,” “believe,” “may,” and “will,” among others.

All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: QRX003 acting as a broad-spectrum serine protease inhibitor targeting the skin kallikreins and performing the function of the missing LEKTI protein by restoring the natural balance of skin replenishment and skin shedding, delivering the first approved treatment for Netherton Syndrome, the Company’s capital supporting operations into the first quarter of 2026, continuing to advance active clinical studies of QRX003 in NS, with additional pediatric and adult sites preparing to launch internationally, evaluating whole-body application of QRX003 in up to eight- twelve patients in a newly FDA-cleared study, led by Dr. Amy Paller at Northwestern University, the study generating what will potentially be the most extensive clinical data set ever compiled for Netherton Syndrome and Quoin’s products in development collectively having the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, SAM Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa, Microcystic Lymphatic Malformations, Venous Malformations, Angiofibroma and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the Company’s ability to deliver a safe and effective treatment for Netherton Syndrome; whether the Company’s studies successfully generate data that is sufficiently robust and comprehensive to support an NDA filing for QRX003 as an approved treatment for Netherton Syndrome; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For further information, contact:

Quoin Pharmaceuticals Ltd.

Michael Myers, Ph.D., CEO

mmyers@quoinpharma.com

Investor Relations

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com

(646) 863-6341

-Tables to follow-

QUOIN PHARMACEUTICALS, LTD.

Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,822,122	$3,623,343
Investments	7,730,598	10,433,535
Prepaid expenses and other current assets	944,099	869,126
Total current assets	12,496,819	14,926,004
Prepaid expenses - long term	-	300,000
Intangible assets, net	458,334	483,334
Total assets	$12,955,153	$15,709,338

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$644,057	$905,704
Accrued expenses	2,465,303	1,528,977
Accrued interest and financing expense	1,146,251	1,146,251
Due to officers - short term	600,000	600,000
Total current liabilities	4,855,611	4,180,932

Due to officers - long term	2,173,733	2,323,733
Total liabilities	$7,029,344	$6,504,665

Commitments and contingencies

Shareholders' equity:
Ordinary shares, no par value per share, 100,000,000 authorized at March 31, 2025 and December 31, 2024, respectively - 20,585,830 (588,166 ADS’s) ordinary shares issued and outstanding at March 31, 2025 and 8,948,164 (255,661 ADS’s) ordinary shares issued and outstanding at December 31, 2024	$-	$-
Additional paid in capital	64,903,780	64,370,465
Accumulated deficit	(58,977,971)	(55,165,792)
Total shareholders' equity	5,925,809	9,204,673
Total liabilities and shareholders' equity	$12,955,153	$15,709,338

QUOIN PHARMACEUTICALS, LTD.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2025	2024
Revenue	(Unaudited)	(Unaudited)
Operating expenses
General and administrative	$1,583,038	$1,572,986
Research and development	2,374,139	885,298
Total operating expenses	3,957,177	2,458,284
Other (income) and expenses
Unrealized (gain) loss	(126)	6,509
Realized and accrued interest income	(144,872)	(137,513)
Total other income	(144,998)	(131,004)
Net loss	$(3,812,179)	$(2,327,280)
Loss per ADS
Basic	$(6.50)	$(38.73)
Fully-diluted	$(6.50)	$(38.73)
Weighted average number of ADS's outstanding
Basic	586,331	60,094
Fully-diluted	586,331	60,094